Exhibit 99.1

Penn Treaty Completes Assessment of Potential Restatements

Company Also Announces Expected Release of 2006 Results

Allentown, PA – January 11, 2008 – Penn Treaty American Corporation (NYSE: PTA) today announced that it will restate its financial statements for the year ended December 31, 2005. This restatement is necessary because of the impact of certain errors on the previously reported quarterly results. The impact of the restatement is a reduction to book value of less than $1 million at December 31, 2005.

The impact of these errors is not material to periods prior to 2005; therefore, the Company will not restate accounting periods prior to 2005.    The Company had previously disclosed in a press release dated December 28, 2007, that it was assessing the potential need to restate financial statements for fiscal 2003, 2004 and 2005.

The Company also announced that it expects to release its unaudited financial results for the year ended December 31, 2006 by the week of January 28, 2008. Following this disclosure, the Company plans to host a conference call to update investors on its current operations and to discuss its 2006 results.

Penn Treaty, through its subsidiary insurers, specializes in the sale and distribution of long-term care insurance products. Penn Treaty has been a market innovator and major provider for over 35 years.

Certain statements made by the Company in this press release may be considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its expectations are based upon reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations, including, but not limited to, the release of its unaudited financial results. For additional information and risks related to the Company, please refer to its reports filed with the Securities and Exchange Commission.

Source:	Penn Treaty American Corporation
Company Contact:	Cameron Waite, Executive VP, Strategic Operations

800.222.3469

cwaite@penntreaty.com

Media Contact:	Gary Kimball

Kimball Communications, LLC

610.559.7585

610.417.3652

gkimball@kimballcomm.com